Ankura Consulting Group, LLC's Consent	EXHIBIT 23.2

Ankura Consulting Group, LLC ("Ankura") hereby consents to the use of Ankura's name and the reference to Ankura's reports in the financial statements appearing in this Current Report on Form 8-K of Dow Inc. and The Dow Chemical Company dated July 25, 2019, and the incorporation by reference thereof in the following Registration Statements of Dow Inc. and The Dow Chemical Company:

DOW INC.

Form S-3:

No.	333-230668

Form S-8:

Nos.	333-220352-01
333-230680
333-230681

THE DOW CHEMICAL COMPANY

Form S-4:

No.	333-88443

Form S-8:

Nos.	33-61795
333-40271
333-91027
333-103519
333-220352

/s/ B. THOMAS FLORENCE
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
July 25, 2019

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